UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 876-3459

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 19, 2019, the Company’s board of directors appointed Eric Schmidt as a Class I director of the Company and John Glasspool as a Class III director. Dr. Schmidt will also be the Chairman of the Company’s Audit Committee and a member of the Company’s Corporate Governance and Nominating Committee. Mr. Glasspool will be a member of the Company’s Compensation Committee and Chairman of the Company’s Corporate Governance and Nominating Committee.

A brief description of the background and business experience of Dr. Schmidt and Mr. Glasspool is as follows:

Eric Schmidt, Ph.D., 51, has been a Director of the Company since December 19, 2019.  Dr. Schmidt is also the Chairman of the Company’s Audit Committee and a member of the Company’s Corporate Governance and Nominating Committee. He has served as the Chief Financial Officer of Allogene Therapeutics, Inc. since June 2018. Prior to joining Allogene Therapeutics, Dr. Schmidt was a Managing Director and Senior Research Analyst at Cowen and Company, LLC. He joined Cowen as a Research Analyst in 1998 where he covered biotechnology stocks until June 2018. He was previously a Vice President and Research Analyst for UBS Securities. Before joining UBS in 1995, he co-founded Cambridge Biological Consultants, a scientific consulting and research firm. Dr. Schmidt obtained a Bachelor of Arts in Chemistry from the University of Pennsylvania and a Ph.D. in Biology from the Massachusetts Institute of Technology. That Dr. Schmidt brings over 25 years of biotechnology and financial experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry led us to conclude that Dr. Schmidt should serve as a director.

John Glasspool, 58,has been a Director of the Company since December 19, 2019. Mr. Glasspool is also a member of the Company’s Compensation Committee and Chairman of the Company’s Corporate Governance and Nominating Committee. He has been CEO and member of the Board of Directors of Anthos Therapeutics since February 2019. He is also has been a member of the Board of Directors of Dalcor Corporation since May 2017, and a senior advisor to MIT since October 2016. From June 2017 to October 2018, he was a consultant for Roivant Sciences. From July 2015 to January 2017, Mr. Glasspool was the Executive Vice President, Head of Corporate Strategy and Customer Operations at Baxalta Incorporated, formerly Baxter BioScience. From August 2012 to June 2015, he was Vice President, Emerging Therapies and Market Development at Baxter Bioscience. Mr. Glasspool obtained a Bachelor of Arts degree from the University of Staffordshire and a degree in Business Administration from Oxford University. That Mr. Glasspool brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that Mr. Glasspool has developed significant management and leadership skills relating to the pharmaceutical industry led us to conclude that Mr. Glasspool should serve as a director.

Term of Office

Dr. Schmidt shall remain as a director of the Company until his resignation or successor, if any, is elected or qualified. Dr. Schmidt shall be classified as a Class I director. Mr. Glasspool shall remain as a director of the Company until his resignation or successor, if any, is elected or qualified. Mr. Glasspool shall be classified as a Class III director.

Family Relationships

There are no family relationships between our directors and officers.

Transactions with Related Persons

The Company does not have any related party transactions with Dr. Schmidt or Mr. Glasspool.

Director Agreements

Eric Schmidt

Effective December 19, 2019, Dr. Schmidt and the Company entered into a director agreement (the “Schmidt Agreement”). Pursuant to the Agreement, Dr. Schmidt will be entitled to a compensation of $60,000 per year, payable in quarterly installments. for his services as a director of the Company. He was also granted 200,000 options (the “Options”) to purchase shares of the Company’s common stock. The Options shall have a term of 10 years and the exercise price of the Options shall be equal to the share price of the common stock on his start date as a director, December 19, 2019. The Options shall vest as follows: twenty-five percent (25%) shall vest on the first anniversary of the grant date and the remaining seventy-five percent (75%) shall thereafter vest in equal quarterly increments of 6.25% of the initial option grant over the following three year period. Dr. Schmidt will also be the Chairman of the Company’s Audit Committee and a member of the Company’s Corporate Governance and Nominating Committee, receiving an annual committee fee of $20,000 and $7,000, respectively.

Dr. Schmidt also entered into an Indemnity Agreement (the “Schmidt Indemnity Agreement”) with the Company, whereby the Company agreed to indemnify Dr. Schmidt in certain situations in connection with his role as a director for the Company.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Schmidt Agreement and the Schmidt Indemnity Agreement which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

John Glasspool

On December 19, 2019, Mr. Glasspool and the Company entered into a director agreement (the “Glasspool Agreement”). Pursuant to the Agreement, Mr. Glasspool will be entitled to a compensation of $60,000 per year, payable in quarterly installments. for his services as a director of the Company. Mr. Glasspool was also granted 200,000 options (the “Options”) to purchase shares of the Company’s common stock. The Options shall have a term of 10 years and the exercise price of the Options shall be equal to the share price of the common stock on his start date as a director, December 19, 2019. The Options shall vest as follows: twenty-five percent (25%) shall vest on the first anniversary of the grant date and the remaining seventy-five percent (75%) shall thereafter vest in equal quarterly increments of 6.25% of the initial option grant over the following three year period. Mr. Glasspool will also be a member of the Company’s Compensation Committee and Chairman of the Company’s Corporate Governance and Nominating Committee, receiving an annual committee fee of $7,000 and $14,500, respectively.

Mr. Glasspool also entered into an Indemnity Agreement (the “Glasspool Indemnity Agreement”) with the Company, whereby the Company agreed to indemnify Mr. Glasspool in certain situations in connection with his role as a director for the Company.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Glasspool Agreement and the Glasspool Indemnity Agreement which is filed as Exhibit 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On December 19, 2019, the Board of Directors of the Company approved a change to its end of fiscal year from June 30 to December 31. The change in fiscal year will become effective for the Company’s 2020 fiscal year, which will begin January 1, 2020 and end December 31, 2020. The Company plans to file a transition report on Form 10-KT for the six-month period from July 1, 2019 through December 31, 2019 within the time period prescribed by the Securities and Exchange Commission.

Item 8.01 Other Events.

The Company issued a press release announcing the appointment of Dr. Schmidt and Mr. Glasspool to the Company’s Board, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement, effective December 19, 2019, by and between Eric Schmidt and Relmada Therapeutics, Inc.
10.2	Indemnity Agreement, effective December 19, 2019, by and between Eric Schmidt and Relmada Therapeutics, Inc.
10.3	Director Agreement, effective December 19, 2019, by and between John Glasspool and Relmada Therapeutics, Inc.
10.4	Indemnity Agreement, effective December 19, 2019, by and between John Glasspool and Relmada Therapeutics, Inc.
99.1	Press Release, dated December 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2019	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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